abrdn ETFs 485BPOS

Exhibit 99.(q)(3)

abrdn ETFs

(formerly, Aberdeen Standard Investments ETFs and ETFS Trust)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that I, the undersigned Trustee or officer of abrdn ETFs (the “Trust”), formerly Aberdeen Standard Investments ETFs and ETFS Trust, a statutory trust organized under the laws of the State of Delaware, hereby severally constitute and appoint each of Adam Rezak, Bev Hendry, and Alan Goodson, and each of them singly, my true and lawful attorney-in-fact, with full power of substitution and resubstitution, to sign for me and in my name, place and stead, and in the capacity indicated below, any and all Registration Statements and all amendments thereto relating to the offering of the Trust’s shares under the provisions of the Investment Company Act of 1940, as amended, and/or the Securities Act of 1933, as amended, including applications for exemptive orders, rulings or filings of proxy materials, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

The undersigned specifically permits this Power of Attorney to be filed as an exhibit to the above-referenced Registration Statement on Form N-1A, or any amendment thereto, with the Securities and Exchange Commission. The undersigned hereby revokes all previous powers of attorney granted by him or her, if any, to the extent inconsistent with this Power of Attorney. This Power of Attorney will remain in full force and effect until specifically rescinded by the undersigned.

IN WITNESS WHEREOF, the undersigned hereby executes this Power of Attorney as of the 15th day of March 2022.

/s/ Rose DiMartino
Rose DiMartino
Trustee